UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2021

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25651 Atlantic Ocean Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

STAAR Surgical Company’s virtual annual meeting of shareholders (the “Annual Meeting”) was held on June 24, 2021. 46,894,870 shares of common stock were outstanding on the record date for the Annual Meeting (April 27, 2021) and entitled to vote at the Annual Meeting.  The voting was as follows:

1.	To elect seven directors to serve for terms to expire in 2022 or until their successors have been elected and qualified.

	Number of Shares
	For	Withheld	Broker Non-Votes
Stephen C. Farrell	35,880,171	165,572	3,826,833
Thomas G. Frinzi Gilbert H. Kliman, MD Caren Mason	36,005,324 35,919,144 36,014,432	40,419 126,599 31,311	3,826,833 3,826,833 3,826,833
Louis E. Silverman	35,623,482	422,261	3,826,833
Elizabeth Yeu, MD	36,018,165	27,578	3,826,833
K. Peony Yu, MD	36,017,978	27,765	3,826,833

2.	To ratify the selection of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021.

Number of Shares
For	Against	Abstain
39,122,861	582,091	167,624

3.	To hold an advisory vote to approve STAAR’s compensation of its named executive officers.

Number of Shares
For	Against	Abstain	Broker Non-Votes
35,061,105	929,457	55,181	3,826,833

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

June 25, 2021	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer